Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Stephen Ferranti
(949) 231-3061	(781) 376-3056

Skyworks and Panasonic Form Joint Venture
for High Performance Filter Solutions

Skyworks Acquires Majority Interest and Expects Transaction
to be Immediately Accretive to Margins and EPS;
Expected to Close Before the End of Fiscal 2014;
JV Complements Existing Strategic Filter Partnerships

WOBURN, Mass., April 28, 2014 - Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog semiconductors enabling a broad range of end markets, today announced the creation of a joint venture with Panasonic Corporation, one of the largest electronic product manufacturers in the world, to design, develop and deliver high performance filters including surface acoustic wave (SAW) and temperature compensated (TC) SAW devices. At the core of the joint venture is Panasonic Filter Division’s engineering and process talent, expertise in filter design and leading edge products as well as 412 fundamental filter patents and patent applications.
“We believe this new venture leverages the core strengths of both companies to better serve the high volume filter market and positions us to substantially grow the business, benefitting our customers and employees,” said Shigeru Ono, director of Panasonic’s Circuit Components Business Division.
“We are excited to be joining forces with Panasonic in bringing highly innovative filters to the exploding mobile connectivity and Internet of Things markets,” said David J. Aldrich, president and chief executive officer of Skyworks. “Panasonic has a long heritage in SAW filter products and is the clear performance leader and largest volume producer of rapidly emerging TC SAW filters with shipments already approaching a quarter of a billion units. Our joint venture structure capitalizes on Panasonic’s acoustic filtering and piezoelectric leadership while further augmenting Skyworks’ product breadth and integration capabilities. Together we intend to deliver the world’s highest performance, lowest cost and shortest cycle time solutions. Further, Skyworks’ joint venture with Panasonic is complementary to our strategic investments in high frequency bulk acoustic filters. As a result, we can now develop customized solutions for any band configuration where filter technology is applicable, spanning high, mid and low band frequencies. In short, Skyworks has covered the RF spectrum with best in class filter products, by targeted band, allowing us to offer differentiated architectures for the most demanding customer applications.”

About the Joint Venture with Panasonic
At closing, Skyworks will hold 66 percent of the newly created entity with Panasonic retaining 34 percent. The transaction encompasses the products, working capital, manufacturing equipment and intellectual property of Panasonic’s Filter Division. The joint venture will be comprised of approximately 590 employees and headquartered in Osaka, Japan with design centers and operations at facilities in Japan and Singapore.
For consideration, Skyworks will make a cash payment of $148.5 million to Panasonic for its share of the new venture. This investment is expected to be immediately accretive to Skyworks’ margins and earnings per share. Skyworks and Panasonic expect the transaction to close before the end of the third calendar quarter of 2014, subject to customary closing conditions.

Filter Market Drivers and Panasonic’s Leadership
The insatiable demand for always-on connectivity and ever increasing user data demands have driven a proliferation of bands and the addition of 4G/LTE capabilities. In fact, 3GPP now has more than 45 sanctioned bands. This is significantly increasing the demand for filters and especially for high performance TC SAW filters which enable the dense packing of bands. The need for world class sensitivity and the increasing co-existence issues, due to simultaneous operation of GPS, WiFi, Bluetooth, and cellular radios necessitate the extremely high quality filtering enabled by Panasonic’s technology.

Panasonic's high performance filter portfolio offers several demonstrable advantages including:

•	Reduced size and weight

•	Higher selectivity

•	Excellent Q and low insertion loss

•	Reliability and stability under harsh environments

•	Lower distortion

•	Field proven, high volume production

About Panasonic
Panasonic Corporation is a worldwide leader in the development and engineering of electronic technologies and solutions for customers in residential, non-residential, mobility and personal applications. Since its founding in 1918, the company has expanded globally and now operates over 500 consolidated companies worldwide, recording consolidated net sales of 7.30 trillion yen for the year ended March 31, 2013. Committed to pursuing new value through innovation across divisional lines, the company strives to create a better life and a better world for its customers. For more information about Panasonic, please visit the company's website at http://panasonic.net/.

About Skyworks
Skyworks Solutions, Inc. is an innovator of high performance analog semiconductors. Leveraging core technologies, Skyworks supports automotive, broadband, wireless infrastructure, energy management, GPS, industrial, medical, military, wireless networking, smartphone and tablet applications. The Company’s portfolio includes amplifiers, attenuators, circulators, demodulators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, isolators, lighting and display solutions, mixers, modulators, optocouplers, optoisolators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, power management devices, receivers, switches and technical ceramics.
  Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America.  For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.
Skyworks’ Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to our ability to leverage the strengths of the joint venture combination to better serve the high volume filter market and position the joint venture to substantially grow new business, our ability to broaden our product breadth and integration capabilities and to deliver the world’s highest performance, lowest cost and shortest cycle time solutions, our ability to offer a differentiated and expanded product roadmap, and whether the joint venture investment will be immediately accretive to our margins and earnings per share. Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers’ demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.